As filed with the Securities and Exchange Commission on October 2, 2006

________________________________________________________________________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                             BRIDGE CAPITAL HOLDINGS
             ______________________________________________________
             (Exact name of registrant as specified in its charter)


          California                                            80-0123855
_______________________________                           ______________________
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                            Identification Number)


               55 Almaden Boulevard, Suite 200, San Jose, CA 95113
               ___________________________________________________
                    (Address of principal executive offices)


       Bridge Capital Holdings Amended and Restated 2001 Stock Option Plan
       ___________________________________________________________________
                              (Full title of plan)


                                  Thomas A. Sa
                Executive Vice President, Chief Financial Officer
                             Bridge Capital Holdings
                         55 Almaden Boulevard, Suite 200
                               San Jose, CA 95113
                                 (408) 923-8500
            _________________________________________________________
            (Name, address and telephone number of agent for service)


                         CALCULATION OF REGISTRATION FEE

________________________________________________________________________________________________________

Title of securities            Amount to be     Proposed maximum     Proposed maximum       Amount of
to be registered               registered       offering price       Aggregate offering     registration
                                                per share            price                  fee
________________________________________________________________________________________________________

Common Stock, no par value       500,000           $10,450,000           $20.90 1/           $1,118.15
________________________________________________________________________________________________________


1/       Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) and (h) based on the average of the high and low prices of the
Company's common stock as reported on the Nasdaq Capital Market on September 25, 2006. In
addition to the common stock set forth in the table, the amount to be registered includes an indeterminate number of shares issuable pursuant to stock splits and stock dividends in accordance with Rule 416(b).


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS.

     Document(s) containing the information specified in Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933 and will not be filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Bridge Capital Holdings ("the Company") hereby incorporates by reference in this Registration Statement the following documents:

          (a) the Company's Annual Report on Form 10-K for the year ended December 31, 2005;

          (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2006;

          (c) the Company's Current Reports on Form 8-K dated January 17, March 30 and May 18 (Items 1.01 and 9.01), 2006; and

          (d)  The description of the Company's common stock contained in Item
               8.01 of the Company's Current Report on Form 8-K dated October 1, 2004.

     All documents subsequently filed (but not furnished, unless otherwise stated in such filings) by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 317 of the California General Corporation Law permits indemnification of directors, officers and employees of corporations under certain conditions and subject to certain limitations. Article VI of the Articles of Incorporation of the Company contains provisions limiting the monetary liability of directors for breaches of the duty of care. Article VII of the Articles of Incorporation of the Company contains provisions that authorize the registrant to indemnify its directors, officers and employees to the fullest


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


extent permitted, and in excess of that authorized, under Section 317. Section
12.9 of the Company's By-laws provide for the indemnification of directors and officers to the fullest extent permitted by law.

     The Company also maintains insurance policies which insure its officers and directors against certain liabilities.

     The foregoing summaries are necessarily subject to the complete text of the statute, the Articles and the By-Laws referred to above and are qualified in their entirety by reference thereto.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The exhibits to this Registration Statement are listed in the Exhibit Index to this filing, which is incorporated by reference.

ITEM 9.  UNDERTAKINGS.

          (a)  Rule 415 Offering.

               The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
                         arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to
                         the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) Filings incorporating subsequent Exchange Act documents by reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement


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


shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on July 31, 2006.

                            BRIDGE CAPITAL HOLDINGS
                            (Registrant)

                            By: /s/ THOMAS A. SA
                            ____________________________________________________
                            Thomas A. Sa
                            Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)


     The officers and directors of Bridge Capital Holdings whose signatures appear below hereby constitute and appoint Daniel P. Myers and Thomas A. Sa, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 for the Bridge Capital Holdings 2006 Equity Incentive Plan, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do everything necessary to accomplish the foregoing, as fully to all intents and purposes as he or she might or could do in person, and each of the undersigned does hereby ratify and confirm all that each of said attorneys and agents, or their substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant in the capacities and on the date indicated.


Signature                    Title                                     Date

/s/ DANIEL P. MYERS          Director, President and               July 31, 2006
________________________     Chief Executive Officer
Daniel P. Myers              (Principal Executive Officer)


/s/ THOMAS A. SA             Executive Vice President and          July 31, 2006
________________________     Chief Financial Officer
Thomas A. Sa                 (Principal Financial and
                             Accounting Officer)

/s/ RICHARD M. BRENNER       Director                              July 31, 2006
________________________
Richard M. Brenner


/s/ LAWRENCE OWEN BROWN      Director                              July 31, 2006
________________________
Lawrence Brown


/s/ DAVID K. CHUI            Director                              July 31, 2006
________________________
David K. Chui


/s/ ROBERT P. GIONFRIDDO     Director                              July 31, 2006
________________________
Robert P. Gionfriddo


/s/ ALLAN C. KRAMER          Director                              July 31, 2006
________________________
Allan C. Kramer


/s/ ROBERT P. LATTA          Director                              July 31, 2006
________________________
Robert P. Latta


/s/ THOMAS A. QUIGG          Director                              July 31, 2006
________________________
Thomas A. Quigg


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


                                  EXHIBIT LIST


Exhibit     Description

  4.1 Bridge Capital Holdings 2006 Equity Incentive Plan [incorporated by reference to Annex A to the registrant's Proxy Statement dated April 7, 2006]

  4.2 The registrant's Articles of Incorporation [incorporated by reference to Exhibit 3(i)(a) to the registrant's Current Report on Form 8-K dated 10/1/04]

  4.3 Amendment to the registrant's Articles of Incorporation dated August 27, 2004 [incorporated by reference to Exhibit 3(i)(b) to the registrant's Current Report on Form 8-K dated 10/1/04]

  4.4       Bridge Capital Holdings By-Laws [incorporated by reference to
            Exhibit 3(i)(c) to the registrant's Current Report on Form 8-K dated 10/1/04]

    5       Opinion of Counsel as to the legality of securities being registered

 23.1       Consent of Counsel (included in Exhibit 5)

 23.2 Consent of Independent Registered Public Accounting Firm Vavrinek, Trine, Day & Co. LLP

 23.3 Consent of Independent Registered Public Accounting Firm PriceWaterhouseCoopers LLP

   25       Power of Attorney (included in signature page)


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